Exhibit 13.1

Certification of Chief Executive Officer
and Chief Financial and Accounting Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Genoil Inc., (the “Company”) on Form 20-F for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David K. Lifschultz, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Genoil Inc.

/s/: David K. Lifschultz
David K. Lifschultz
Chief Executive Officer
Chief Financial Officer
Chief Accounting Officer

February 28, 2017